UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary information statement
□	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
□	Definitive information statement

TRANSGLOBAL MANAGEMENT GROUP, INC.

(Name of Registrant as Specified in Its Charter)

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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TRANSGLOBAL MANAGEMENT GROUP, INC.
7901 4th Street North, Suite 4887
St. Petersburg, Florida 33702

PRELIMINARY INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INTRODUCTION

This Information Statement is furnished to the stockholders of Transglobal Management Group, Inc., a Florida corporation (the “Company”), in connection with actions taken by our Board of Directors and the holder of a majority of the voting power of our outstanding capital stock to approve an amendment and restatement of our Articles of Incorporation (the “Restatement”) to increase the Company’s authorized Common Stock from 20,000,000,000 shares to 40,000,000,000 shares. The Restatement was approved by the written consent of our Board of Directors and the holder of all of our outstanding Series A Preferred Stock on October 6, 2026. We are not asking you for a proxy and you are requested not to send us a proxy. Following completion of the applicable review process for this preliminary Information Statement, the Company intends to furnish a definitive Information Statement to its stockholders. In accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the corporate action described herein will not be implemented until at least 20 calendar days after the definitive Information Statement is first sent or given to stockholders. A copy of the Restatement is attached to this Information Statement as Exhibit A.

RECORD DATE, VOTE REQUIRED AND RELATED INFORMATION

If the Restatement had not been approved by written consent, it would have been submitted to our stockholders for approval at a special meeting called for that purpose. The elimination of the need for a special meeting is permitted by Section 607.0704, Florida Statutes, which provides that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if written consents are signed by the holders of not less than the minimum number of votes that would be necessary to authorize or approve the action at a meeting at which all shares entitled to vote were present and voted. Pursuant to the Florida Statutes, approval of the Restatement required the affirmative vote of the holders of a majority of the voting power of our outstanding capital stock entitled to vote thereon. In order to avoid the expense and delay associated with calling and holding a special meeting, our Board of Directors determined that approving the Restatement by written consent was in the best interests of the Company and its shareholders. This Information Statement is being furnished to our stockholders solely as notice of the action taken by written consent.

The record date for purposes of determining the number of outstanding shares of our voting capital stock, and for determining stockholders entitled to vote, is the close of business on October 6, 2026 (the “Record Date”). As of the Record Date, we had outstanding:

(i)	778,330,828 shares of Common Stock;

(ii)	200 shares of Series A Preferred Stock; and

(iii)	8 shares of Series B Preferred Stock.

Each share of Common Stock is entitled to one vote. The 200 outstanding shares of Series A Preferred Stock are entitled, in the aggregate, to 80% of the total voting power of all classes of capital stock entitled to vote, determined on a fully diluted basis in accordance with the terms of the Series A Preferred Stock. The Series B Preferred Stock has no voting rights. Accordingly, the written consent delivered by the holder of the Series A Preferred Stock represented more than the voting power required to approve the Restatement. The transfer agent for our common stock is Pacific Stock Transfer Company, 6725 Via Austi Pkwy #300, Las Vegas, NV 89119.

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NO MEETING OF STOCKHOLDERS REQUIRED

We are not soliciting any votes in connection with the Restatement. The holder who executed the written consent approving the Restatement possesses sufficient voting power to approve the Restatement without the approval of any other stockholders. Accordingly, no meeting of stockholders is required, and no additional votes will be solicited in connection with the Restatement.

RESTATEMENT OF ARTICLES OF INCORPORATION

We are amending and restating our Articles of Incorporation to increase the Company’s authorized Common Stock from 20,000,000,000 shares to 40,000,000,000 shares. The Restatement also incorporates the Company’s Series B Preferred Stock, consisting of eight (8) of the Company’s 40,000,000 authorized shares of Preferred Stock, which was designated by Articles of Amendment effective October 6, 2026. No other substantive changes are being made to the Company’s Articles of Incorporation.

The 8 outstanding shares of Series B Preferred Stock (i) have no voting rights; (ii) are convertible, at the option of the holder, into one-half of one percent (0.5%) of the issued and outstanding Common Stock per share, calculated immediately after giving effect to the conversion, or four percent (4%) in the aggregate; (iii) are not subject to adjustment for reverse stock splits or other stock consolidations; and (iv) participate in dividends and liquidation distributions on an as-converted basis. Upon conversion, the Series B Preferred Stock will dilute the percentage ownership of holders of Common Stock by up to four percent (4%) in the aggregate. The Restatement will not otherwise alter the rights, preferences or privileges of the Company’s outstanding Common Stock or Series A Preferred Stock. A copy of the Restatement is attached to this Information Statement as Exhibit A for your reference.

PURPOSE AND EFFECT OF THE INCREASE IN AUTHORIZED COMMON STOCK

The Board of Directors believes that increasing the number of authorized shares of Common Stock will provide the Company with additional flexibility to issue Common Stock from time to time for corporate purposes without the expense and delay of seeking stockholder approval for each issuance, except when stockholder approval is otherwise required by applicable law, regulation, the rules of any market on which the Common Stock may then be quoted or listed, or the Company’s governing documents. Such corporate purposes may include raising capital, acquisitions or strategic transactions, settlement or conversion of indebtedness or other obligations, equity compensation, stock dividends or other distributions, and other general corporate purposes.

The additional authorized shares will have the same rights and privileges as the presently authorized shares of Common Stock. Holders of Common Stock do not have preemptive rights and therefore may not have a right to purchase additional shares in order to maintain their proportionate ownership interests. Future issuances of Common Stock may dilute the voting power and percentage ownership of existing stockholders and, depending on the consideration received and the terms of an issuance, may also dilute earnings per share or book value per share.

PLANS, ARRANGEMENTS, UNDERSTANDING OR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT TO THE ISSUANCE OF ANY NEWLY AUTHORIZED SHARES OF COMMON STOCK

The Company may issue authorized shares of Common Stock from time to time for one or more of the corporate purposes described above. Except for transactions, obligations or arrangements previously disclosed in the Company’s reports filed with the Securities and Exchange Commission, and the shares of Common Stock issuable upon conversion of the Series B Preferred Stock, the Company does not presently have any specific agreement, arrangement or understanding that requires the issuance of the newly authorized shares resulting from the Restatement. The Board of Directors may authorize future issuances without further stockholder approval except to the extent such approval is required by applicable law, regulation, market rules or the Company’s governing documents. Any material issuance will be disclosed as required by the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

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The following table sets forth the beneficial ownership of each of our directors and executive officers, each person known to us to beneficially own more than 5% of the outstanding shares of our Common Stock, and our executive officers and directors as a group, as of October 6, 2026. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Unless otherwise indicated, we believe that each beneficial owner set forth in the table has sole voting and investment power. Our principal executive office is 7901 4th Street North, Suite 4887, St. Petersburg, FL 33702. As of October 6, 2026, we had 778,330,828 shares of Common Stock issued and outstanding, 200 shares of Series A Preferred Stock outstanding and 8 shares of Series B Preferred Stock outstanding. Each share of Common Stock is entitled to one vote. The Series A Preferred Stock in the aggregate is entitled to 80% of the voting power of all classes of capital stock entitled to vote on a fully diluted basis. The Series B Preferred Stock has no voting rights. The following table describes the ownership of our voting securities (i) by each of our officers and directors, (ii) by all of our officers and directors as a group, and (iii) by each person known to us to beneficially own more than 5% of our Common Stock or any shares of our voting Preferred Stock.

Name(1)	Shares of Common Stock Beneficially Owned	Percent of Class	Shares of Series A Preferred Stock Beneficially Owned(2)	Percent of Class	Other Beneficial Ownership	Total	Voting Percentage for all Classes (fully-diluted)
Marc Angell(3)	32,430,451	4.0%	200	100.0%	–	200	80.0%
Kelly L. Kirchhoff (4)	–	*	–	*	–	–	*
All directors and executive officers as a group (2 persons)	32,430,451	4.0%	200	100%	–	200	80.0%

__________________

* Indicates less than 1%

(1)	Except as otherwise indicated, the address of each officer and director is c/o Transglobal Management Group, Inc., 7901 4th Street North, Suite 4887, St. Petersburg, FL 33702.
(2)	Shares of our Series A Preferred Stock are not convertible into Common Stock and are entitled, in the aggregate, to 80% of the total voting power of all classes of capital stock entitled to vote, determined on a fully diluted basis in accordance with the terms of the Series A Preferred Stock.
(3)	Marc Angell is the record owner of all 200 outstanding shares of Series A Preferred Stock, representing 100% of the outstanding Series A Preferred Stock and 80% of the aggregate voting power of the Company on a fully diluted basis. Mr. Angell is also the holder of all 8 outstanding shares of Series B Preferred Stock, which have no voting rights and are convertible at his option, in the aggregate, into four percent (4%) of the Company’s outstanding Common Stock, as described under “Restatement of Articles of Incorporation.” The Common Stock shown for Mr. Angell represents the 32,430,451 shares issuable upon conversion of the Series B Preferred Stock, based on 778,330,828 shares of Common Stock outstanding.
(4)	Kelly L. Kirchhoff owns no shares of Series A Preferred Stock.

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NO DISSENTER’S RIGHTS

Under the Florida Business Corporation Act, stockholders are not entitled to dissenter’s rights of appraisal with respect to the restatement of our Articles of Incorporation.

PROPOSALS BY SECURITY HOLDERS

No security holder has requested us to include any additional proposals in this Information Statement.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Marc Angell, our Chief Executive Officer, a director and the holder of all outstanding Series A Preferred Stock, has a substantial interest in the Restatement because he holds all 8 outstanding shares of Series B Preferred Stock, which are convertible into Common Stock. Other than as described above, no officer or director has any substantial interest in the matters acted upon by our Board and shareholders, other than his or her role as an officer or director. No director has informed us that he or she intends to oppose the Restatement.

ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy and information statements, and other information with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended. Our SEC filings are available to the public, free of charge, through the SEC’s Internet website at www.sec.gov.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless we received contrary instructions from one or more of the security holders. We shall deliver promptly, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. A security holder can notify us that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to us at 7901 4th Street North, Suite 4887, St. Petersburg, FL 33702, or by calling us at (800) 351-3021. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and proxy statements, if any, and annual reports of the Company.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Marc Angell

Marc Angell

Chief Executive Officer

October 6, 2026

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